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                                                                     EXHIBIT 2.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                             ASPEN WEST GROUP, INC.


                                    ARTICLE I

              The name of the corporation is ASPEN WEST GROUP, INC.

                                   ARTICLE II

        The address of its registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware 19001, County of Kent. The name of its registered agent at such address is The Prentice-Hall Corporation Systems, Inc.

                                   ARTICLE III

        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

        The aggregate number of shares which the Corporation shall have the authority to issue is eleven million (11,000,000) of which ten million (10,000,000) shares shall be Common Stock, par value $.001 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.001.

        The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board may by resolution fix the designation and number of shares of any such series, and may determine, alter or revoke the rights, including voting rights, preferences, privileges and restrictions pertaining to any wholly unissued series. The Board may thereafter in the same manner increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding).

                                    ARTICLE V

        In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw made by the board of directors.

                                   ARTICLE VI

        Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.




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                                   ARTICLE VII

        The name and mailing address of the sole incorporator is:

               Sim Parar
               20501 Ventura Blvd., Suite 116
               Woodland Hills, CA  91364

                                  ARTICLE VIII

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

        Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                   ARTICLE IX

        The Corporation shall indemnity its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware.

                                    ARTICLE X

        The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

        I, THE UNDERSIGNED, being the Incorporator hereinabove named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of February, 1995.



                                                  /s/ Sim Farar
                                                  ----------------------------
                                                  Sim Farar, Sole Incorporator





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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

        ASPEN WEST GROUP, INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

        DOES HEREBY CERTIFY:

        FIRST: By unanimous Written Consent of the Board of Directors of ASPEN WEST GROUP, INC. resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of the Corporation, declaring said amendments of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

               RESOLVED, that the Certificate of Incorporation of this corporation be amended by restating paragraph 4 to read as follows:

                      "4.(a) The aggregate number of shares which the
               Corporation shall have the authority to issue is eleven million (11,000,000) of which ten million (10,000,000) shares shall be Common Stock, par value $.001 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $.0001.

               The Preferred Stock may be issued in any number of series, as determined by the Board of Directors. The Board may by resolution fix the designation and number of shares of any such series, and may determine, alter or revoke the rights, including voting rights, preferences, privileges and restrictions pertaining to any wholly unissued series. The Board may thereafter in the same manner increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding).

               RESOLVED FURTHER, that the Certificate of Incorporation of this corporation be further amended by adding a new paragraph "4.(b)", which new paragraph will read as follows:

                      "4.(b) Each one (1) issued and outstanding share of Common
               Stock of this Corporation shall hereby be split into ten (10) shares of validly issued, fully paid and non-assessable Common Stock par value $.001 per share. Each person as of February 13, 1996 holding of record any issued and outstanding shares of Common Stock shall receive upon surrender to the Corporation's transfer agent a stock certificate or certificates to evidence and represent the number of shares of post-split Common Stock to which such shareholder is entitled after giving effect to the consolidation; provided, however, that all fractional shares resulting therefrom shall be paid in cash."



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        SECOND: That thereafter, pursuant to resolution of the Board of
Directors, the matters of amending the Certificate of Incorporation was submitted to and approved by written consent of the shareholders owing the necessary number of shares required by statute. Written notice of approval of the amendment by the shareholders was provided to all shareholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Sim Farar, its authorized officer, this 31 day of January 1996.




                                                  /s/ Sim Farar
                                                  ----------------------------
                                                  Sim Farar, President





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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


        ASPEN WEST GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

        DOES HEREBY CERTIFY:

        FIRST: By Unanimous Written Consent of the Board of Directors of ASPEN WEST GROUP, INC., a resolution was duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and proposing that the amendment be submitted to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                RESOLVED, that the Certificate of Incorporation of Aspen West Group, Inc. be amended by restating the Article I to read in its entirety as follows:

                                   "Article I

                    The name of the corporation is UNITED GOLF PRODUCTS, INC."

        SECOND: That thereafter, pursuant to the resolution of the Board of Directors, the matter of amending the Certificate of Incorporation was submitted to and approved by written consent of the stockholders owning the necessary number of outstanding shares required by statute. Written notice of approval of the amendment by the stockholders was provided to all stockholders of the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by President, its authorized officer, this 10th day of February 1997.



                                            By:  /s/ WARREN E. LEVY
                                               ---------------------------------
                                                     Warren E. Levy,
                                                     President